Exhibit 99.1

GOLDFIELD ANNOUNCES EXECUTIVE PROMOTIONS IN ITS ELECTRICAL CONSTRUCTION OPERATIONS
MELBOURNE, Florida, January 3, 2017 - The Goldfield Corporation (NYSE MKT: GV) (“Goldfield” or the “Company”) announced today the appointment of Greg Crutchfield as President of Power Corporation of America (“PCA”) and Southeast Power Corporation, its electrical construction subsidiaries, effective January 1, 2017.
Mr. Crutchfield joined PCA as Executive Vice President earlier in 2016 and has worked in the power line construction industry for over 25 years. Mr. Crutchfield began his career in 1991 as a lineman for Kentucky Utilities. Prior to joining PCA, Mr. Crutchfield was the Transmission Safety Director and Transmission Operations Manager at Davis H. Elliot. He succeeds Robert L. Jones, who was previously appointed interim President of PCA and Southeast Power in June of 2016. Mr. Jones will continue as Vice President of PCA.
Goldfield also announced the promotion of Jack Brady to Executive Vice President of Southeast Power. Mr. Brady, who joined Southeast Power in 2002, has over 50 years' experience in the electrical construction industry and has been responsible for Southeast Power’s Carolina electrical construction operations. Mr. Brady's responsibilities will include providing guidance and mentorship to Southeast Power's regional offices.
Brian Tilton has been named a Vice President of Southeast Power and will assume responsibility for the Carolina operations. Mr. Tilton, who joined Southeast Power in 2014 as a Construction Manager, has over 30 years' experience in electrical construction.
Mr. John H. Sottile, President and Chief Executive Officer of Goldfield, said, “These promotions will help strengthen our electrical construction operations. They represent an important step for the future growth and development of our Company.”
About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and in Texas.
For additional information, please refer to our filings with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and

heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Phone:    (321) 724-1700
Email:     investorrelations@goldfieldcorp.com